Exhibit 31.4
CERTIFICATION
I, Elizabeth Eby, certify that:
1. I have reviewed this Quarterly Report on Form 10-Q/A, Amendment No 1, of NeoPhotonics Corporation;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: August 9, 2019

/S/ ELIZABETH EBY
Elizabeth Eby
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)